                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              FEDDERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                                  P.O. BOX 813
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686

                                                               November 14, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m. on December 16, 1997.

     At the Meeting you will be asked to elect directors and ratify the appointment of independent auditors.

     It is important that your shares be represented at the meeting, whether or not you are personally able to be present. If your shares are held in the name of your broker or a nominee, they can vote your preferences for you. The Board strongly recommends that you vote, or instruct your broker or nominee to vote, FOR approval of both proposals. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated.

     Enclosed are the Notice of Meeting, Proxy Statement, proxy card and the Company's Annual Report for the fiscal year ended August 31, 1997.

                                   Sincerely,

              SALVATORE GIORDANO                            SAL GIORDANO, JR.
            Chairman of the Board                     Vice Chairman, President, and
                                                         Chief Executive Officer

                              FEDDERS CORPORATION
                        LIBERTY CORNER, NEW JERSEY 07938

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 16, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fedders Corporation (the "Company") will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ on Tuesday, December 16, 1997 at 10:30 a.m. for the following purposes:

          1. To elect nine (9) directors to hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and shall have qualified; and

          2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 14, 1997
Liberty Corner, New Jersey

IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Proxy Statement.......................................................................     1
Proposal 1 -- Election of Directors...................................................     2
  Meetings of the Board of Directors and Certain Committees...........................     3
Security Ownership of Directors and Executive Officers of Fedders.....................     3
Section 16(a) Beneficial Ownership Reporting Compliance...............................     5
Principal Stockholders of Fedders.....................................................     5
Executive Compensation................................................................     6
  Summary Compensation Table..........................................................     6
  Options/SAR Grant's Table...........................................................     7
  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table..........     7
  Compensation Committee Interlocks and Insider Participation.........................     8
  Report of the Compensation Committee on Executive Compensation......................     8
  Employment Contracts................................................................     8
     Salvatore Giordano...............................................................     8
     Sal Giordano, Jr.................................................................     9
  Performance Graph...................................................................     9
Proposal 2 -- Ratification of Selection of Independent Auditors.......................     9
Stockholder Proposals -- Next Annual Meeting..........................................    10
Cost of Solicitation..................................................................    10

                              FEDDERS CORPORATION
                           WESTGATE CORPORATE CENTER
                             505 MARTINSVILLE ROAD
                                  P.O. BOX 813
                        LIBERTY CORNER, NEW JERSEY 07938
                                 (908) 604-8686
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation ("Fedders" or the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 16, 1997, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to Stockholders on November 14, 1997. A Stockholder who shall sign and return a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company to such effect or by delivering to the Company an executed proxy bearing a later date. Any Stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.

     The Company's Annual Report to Stockholders for the period from September 1, 1996 to August 31, 1997 (the "Fiscal Year"), including financial statements, has been enclosed with this Proxy Statement.

     At the Annual Meeting, holders of shares of the Company's Common Stock and Class B Stock will be asked to consider and act on proposals to (i) elect each current director to hold office until the next Annual Meeting of Stockholders and until each such director's successor shall have been elected and qualified; and (ii) ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending August 31, 1998.

     The close of business on October 17, 1997 has been fixed as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 18,989,898 shares of Common Stock and 2,266,606 shares of Class B Stock of the Company were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or a group of persons acting in concert (other than the Board) provided such nomination is not made by one or more of the holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.

     Under the terms of the Company's Certificate of Incorporation, approval of Proposal 1 for the election of directors, requires a plurality of the votes of the shares of Common Stock and Class B Stock present in person or represented by proxy at the Annual Meeting, provided that such shares constitute a quorum. The ratification of the appointment of independent auditors in Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock voted on such proposal.

     The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of (i) the election of directors and (ii) ratifying the appointment of BDO Seidman, LLP as the Company's independent auditors for the ensuing fiscal year. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

     The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The nominees for election as directors are Messrs. Salvatore Giordano, Sal Giordano, Jr., Joseph Giordano, Howard S. Modlin, Clarence Russel Moll, William
J. Brennan, Anthony E. Puleo, S. A. Muscarnera and C. A. Keen. Each nominee, if elected, will hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and shall have qualified. Set forth opposite the name of each director/nominee is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee/director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

                                                                                     DIRECTOR
          NAME                          PRINCIPAL OCCUPATION AND AGE                  SINCE
-------------------------  ------------------------------------------------------    --------
Nominees
Salvatore Giordano.......  Chairman of the Board of the Company(1)(2); 87                1945
Sal Giordano, Jr.........  Vice Chairman, President and Chief Executive Officer
                           of the Company(1)(2); 59                                      1965
Joseph Giordano..........  Retired(1)(3); 64                                             1961
Howard S. Modlin.........  Partner, Weisman Celler Spett & Modlin, P.A.(4); 66           1977
Clarence Russel Moll.....  President Emeritus, Widener University(5); 83                 1967
William J. Brennan.......  Financial Consultant(6); 68                                   1980
Anthony E. Puleo.........  President, Puleo Tree Co.(7); 62                              1994
S. A. Muscarnera.........  Retired(1)(8); 57                                             1982
C. A. Keen...............  Retired(9); 72                                                1996

---------------
(1) Messrs. Sal Giordano, Jr. and Joseph Giordano are sons, and Mr. Muscarnera is the nephew, of Mr. Salvatore Giordano.

(2) Messrs. Salvatore Giordano and Sal Giordano, Jr. have been associated in executive capacities with the Company for more than five years.

(3) Mr. Joseph Giordano was a Senior Vice President of the Company until his retirement in 1992 and President of NYCOR, Inc. ("NYCOR") from August 1992 until its merger into the Company on August 13, 1996.

(4) Principal occupation during the past five years. The law firm of Weisman Celler Spett & Modlin, P.A. renders legal services to the Company. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation.

(5) Principal occupation during the past five years. Dr. Moll is also a director of Ironworkers' Savings Bank.

(6) Principal occupation during the past five years. Mr. Brennan served as an executive of the Company for more than 30 years, and a director of the Company from 1980 to 1987, and was again elected a director in 1989. He is also a director of CSM Environmental Systems, Inc. He has been a financial consultant since 1988.

(7) Principal occupation during the past two and one half years. Puleo Tree Co. is an importer of Christmas items and garden furniture. Prior to that Mr. Puleo was President of Boulderwood Corporation.

(8) Mr. Muscarnera was Senior Vice President and Secretary of the Company prior to his retirement in 1996. Mr. Muscarnera served in various capacities with the Company for more than 39 years, including human resources and legal.

(9) Mr. Keen was a Vice President of the Company for more than 20 years until his retirement in 1992, with responsibilities in a number of areas during that time, including marketing, treasury and international sales and sourcing. He was also a director of NYCOR until its merger into the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During the Fiscal Year, the Board of Directors of the Company held ten (10) meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members held during the periods they served as directors. Directors who are not employees receive an annual stipend of $24,000.

     The Board of Directors has an Audit Committee consisting of Messrs. Clarence Russel Moll, William J. Brennan and Howard S. Modlin. During the Fiscal Year, this committee held six (6) meetings. The Audit Committee reviews the audit function with the Company's independent auditors. The Chairman and other members of the Audit Committee receive a stipend of $1,000 and $500, respectively, for each meeting they attend.

     The Board of Directors has a Compensation Committee consisting of Messrs. Howard S. Modlin, William J. Brennan and Anthony E. Puleo. During the Fiscal Year, this committee held one (1) meeting. The Compensation Committee develops compensation plans for the executive officers of the Company, subject to approval by the Board of Directors.

     The Company does not have a nominating committee.

       SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF FEDDERS

     As of October 27, 1997, each director of the Company and each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" and all directors and executive officers of the Company as a group, owned beneficially the number of shares of the Company's equity securities set forth in the following table. Shares subject to acquisition within 60 days pursuant to stock options are shown separately. Unless otherwise indicated, the owners listed have sole voting and investment power. The Company's Class A Stock has no voting rights except as provided under Delaware Law.

                                                                           SHARES
                                                    AMOUNT AND           SUBJECT TO
                                                    NATURE OF            ACQUISITION        PERCENT
                         NAME OF INDIVIDUAL         BENEFICIAL            WITHIN 60        OF CLASS
  TITLE OF CLASS         OR PERSONS IN GROUP        OWNERSHIP             DAYS(12)         OWNED(13)
-------------------  ---------------------------    ----------           -----------     -------------
Common Stock         Salvatore Giordano.........        1,100 (1)                  0     Less than 1%
                     Sal Giordano, Jr. .........        1,100 (1)                  0     Less than 1%
                     Joseph Giordano............       13,910 (1)                  0     Less than 1%
                     Howard S. Modlin...........      256,800 (2)                  0         1.35%
                     Clarence Russel Moll.......       61,400 (3)                  0     Less than 1%
                     William J. Brennan.........        5,000                      0     Less than 1%
                     Anthony E. Puleo...........        2,000                      0     Less than 1%
                     S.A. Muscarnera............       55,000                      0     Less than 1%
                     C.A. Keen..................       10,700
                     Robert L. Laurent, Jr. ....      115,000                      0     Less than 1%
                     All directors and executive
                     officers as a group........      525,310                      0         2.77%

                                                                           SHARES
                                                    AMOUNT AND           SUBJECT TO
                                                    NATURE OF            ACQUISITION        PERCENT
                         NAME OF INDIVIDUAL         BENEFICIAL            WITHIN 60        OF CLASS
  TITLE OF CLASS         OR PERSONS IN GROUP        OWNERSHIP             DAYS(12)         OWNED(13)
-------------------  ---------------------------    ----------           -----------     -------------
Class A Stock        Salvatore Giordano.........    1,567,855 (4)(5)         167,314         7.68%
                     Sal Giordano, Jr. .........    1,550,547 (4)(6)(7)      829,066        10.23%
                     Joseph Giordano............    1,200,897 (4)(7)(8)      161,875         6.03%
                     Howard S. Modlin...........      310,581 (9)            171,564         2.14%
                     Clarence Russel Moll.......       69,867 (10)            60,000     Less than 1%
                     William J. Brennan.........      136,623                159,376         1.31%
                     Anthony E. Puleo...........            0                 24,375     Less than 1%
                     S.A. Muscarnera............      105,868                343,750         1.97%
                     C.A. Keen..................       29,016                142,500     Less than 1%
                     Robert L. Laurent, Jr. ....      101,851                440,590         2.37%
                     Kent E. Hansen.............       23,940                 50,000     Less than 1%
                     Gary J. Nahai..............            0                 55,262     Less than 1%
                     All directors and executive
                     officers as a group........    4,112,590              2,695,581        27.11%
Class B Stock(13)    Salvatore Giordano.........    2,262,566 (11)                 0        99.82%
                     Sal Giordano, Jr. .........    2,262,566 (11)                 0        99.82%
                     Joseph Giordano............    2,262,566 (11)                 0        99.82%
                     All directors and executive
                     officers as a group........    2,262,566                      0        99.82%
                     Ownership of Common Stock,
                     Class A Stock, and Class B
                     Stock combined, by all
                     directors and executive
                     officers as a group........    6,900,466              2,695,581        20.69%

---------------
 (1) The amount shown includes 1,100 shares which are held by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

 (2) Includes 3,100 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

 (3) Includes 15,000 shares owned by Dr. Moll's wife, as to which Dr. Moll disclaims beneficial ownership.

 (4) Includes 327,681 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers directors and stockholders, and share voting and investment power over such shares.

 (5) Includes 204,292 shares held of record by Mr. Giordano's wife, and 157,722 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

 (6) Includes 18,119 shares held of record by Mr. Giordano's wife, 89,254 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano in trust as trustee for himself.

 (7) Includes 345,625 shares held in trust, as to which Messrs. Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

 (8) Includes 71,630 shares held by Mr. Giordano in trust as trustee for himself and 58,865 shares held by Mr. Giordano in trust for his children.

 (9) Includes 2,713 shares owned by members of Mr. Modlin's family as to which Mr. Modlin disclaims beneficial ownership.

(10) Includes 13,125 shares owned by Dr. Moll's wife as to which Dr. Moll disclaims beneficial ownership.

(11) Shares are owned by Giordano Holding Corporation as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(12) The amounts shown are the number of shares held under options exercisable within 60 days.

(13) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis. In the event that the individuals named as owning Class B Stock converted their shares into Common Stock, less than 5% of the class would remain outstanding, and pursuant to the terms of the Company's Charter, all remaining Class B Stock and all outstanding Class A Stock would automatically be converted into Common Stock. If such conversion took place, and the named individuals exercised all of the options indicated, such individuals and the group would beneficially own the following number of shares constituting the indicated percentage of Common Stock outstanding: Mr. Salvatore Giordano, 3,998,835 shares constituting 9.12%; Mr. Sal Giordano, Jr., 4,643,279 shares constituting 10.43%; Mr. Joseph Giordano, 3,639,248 shares constituting 8.30% and all directors and executive officers as a group 9,596,047 shares constituting 20.69%. The share totals for Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano include 2,591,347 shares which are held by corporations in which they are officers, directors and stockholders and share voting and investment power over such shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to indentify any officer, director or owner of more than 10% of the Company's Common Stock, Class A Stock, Convertible Preferred Stock or the 8 1/2% Convertible Subordinated Debentures Due 2012 who failed to file on a timely basis with the Securities and Exchange Commission and the New York Stock Exchange a required report relating to beneficial ownership of such equity securities of the Company under Section 16 of the Securities Exchange Act of 1934. Based solely on a review of information provided to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis for the Fiscal Year.

                       PRINCIPAL STOCKHOLDERS OF FEDDERS

     The following table sets forth information at October 27, 1997 with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of the Company's outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

                                                                                AMOUNT
                                                    NAME AND ADDRESS         BENEFICIALLY     PERCENT
                TITLE OF CLASS                   OF BENEFICIAL OWNER(1)         OWNED         OF CLASS
----------------------------------------------  -------------------------    ------------     --------
Class B Stock.................................  Salvatore Giordano              2,262,566       99.82%
                                                Joseph Giordano and Sal
                                                Giordano, Jr.
                                                c/o Fedders Corporation
                                                Liberty Corner, NJ 07938

---------------
(1) See footnotes (11) and (13) to the previous table for more detailed information with respect to the security ownership of the named individuals.

                             EXECUTIVE COMPENSATION

     The following information is furnished as to all cash compensation paid by the Company and its subsidiaries during the Fiscal Year to each of the five highest paid executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                               ANNUAL COMPENSATION           AWARDS
                                           ----------------------------   ------------
                                                                                               (I)
                                            (B)       (C)         (D)         (G)           ALL OTHER
(A)                                        FISCAL   SALARY       BONUS      OPTIONS       COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR      ($)         ($)         (#)            ($)(1)
-----------------------------------------  ------   -------     -------   ------------   ---------------
Salvatore Giordano.......................   1997    523,000(3)  412,320      120,000           28,060
Chairman of the Board of Directors          1996    268,258     492,660      120,000           22,827
                                            1995    245,354     520,365       77,314        3,097,691(2)
Sal Giordano, Jr.........................   1997    579,800(3)  412,320      120,000           42,550
Vice Chairman, President and                1996    352,007     492,660      120,000           35,634
  Chief Executive Officer                   1995    341,530     520,365      139,066           32,424
Robert L. Laurent, Jr....................   1997    250,000     206,160       60,000           14,564
Executive Vice President Finance and        1996    250,000     246,330       30,000           16,003
  Administration, and Chief Financial
     Officer                                1995    226,489     260,183       50,590           15,281
Kent E. Hansen...........................   1997    186,000      51,540       20,000            8,306
Senior Vice President and                   1996         --          --           --               --
  Secretary                                 1995         --          --           --               --
Gary J. Nahai............................   1997    150,000      16,875       15,000            5,006
Vice President and                          1996    111,440      14,414       16,824            3,776
  President, Fedders International, Inc.    1995     93,333       5,000        9,375            2,950

---------------
(1) Includes the Company's matching contribution to savings and investment retirement plans of up to the 3% offered to all employees of the Company in 1997, the dollar value of the benefit of premiums paid for split-dollar life insurance policies projected on an actuarial basis, which cost is recovered by the Company from the proceeds of such policies (Mr. Sal Giordano, Jr. $12,787; Mr. Robert L. Laurent, Jr. $879; and Mr. Kent E. Hansen $1,180).

(2) Includes a special award granted to Mr. Giordano in recognition of more than fifty years of extraordinary and exemplary service to the Company as its President or Chairman, overseeing the growth of the Company from a $7,000,000 automobile radiator manufacturer to the leading manufacturer of room air conditioners in North America.

(3) Reflects the terms of the merger agreement between the Company and NYCOR, requiring that all employees and directors be placed in the same economic position following the merger, as they were immediately prior thereto.

OPTIONS/SAR GRANTS TABLE

     The following table sets forth information concerning the grant of stock options and/or stock appreciation rights (SAR's) during the Fiscal Year to the individual executive officers named in the Summary Compensation Table.

     The table shows the number of options granted to each named executive officer, (no SAR's were granted during the Fiscal Year and no SAR's are outstanding) the number of options granted as a percentage of options granted to all employees during the Fiscal Year, the exercise price of each option, the expiration date for each option, and a presentation of the potential realizable value for each option assuming annual rates of stock appreciation of 5% and 10% over each option term.

                      OPTIONS/SAR GRANTS LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------        POTENTIAL
                                                    % OF                              REALIZABLE VALUE AT
                                                   TOTAL                                ASSUMED ANNUAL
                                                  OPTIONS                               RATES OF STOCK
                                                 GRANTED TO   EXERCISE                PRICE APPRECIATION
                                       OPTIONS   EMPLOYEES    OR BASE                   FOR OPTION TERM
                                       GRANTED   IN FISCAL     PRICE     EXPIRATION   -------------------
                NAME                     (#)        YEAR       ($/SH)       DATE       5%($)      10%($)
-------------------------------------  --------  ----------   --------   ----------   --------   --------
Salvatore Giordano...................   120,000      6.8%      $ 4.75      12/17/01   $157,480   $347,991
Sal Giordano, Jr. ...................   120,000      6.8%        4.75      12/17/01    157,480    347,991
Robert L. Laurent, Jr. ..............    60,000      3.4%        4.75      12/17/01     78,740    173,995
Kent E. Hansen.......................    20,000      1.1%        4.75      12/17/01     26,247     57,998
Gary J. Nahai........................    15,000      0.9%        4.75      12/17/01     19,685     43,499

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth the number of shares exercised during the Fiscal Year, the value realized upon exercise, the number of unexercised options at the end of the Fiscal Year, and the value of unexercised in-the-money options at the end of the Fiscal Year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                             VALUE OF
                                                                          NUMBER OF         UNEXERCISED
                                                                         UNEXERCISED       IN-THE-MONEY
                                                                         OPTIONS AT         OPTIONS AT
                                             SHARES                       FY-END(#)        FY-END($)(1)
                                           ACQUIRED ON      VALUE       -------------     ---------------
                                            EXERCISE       REALIZED     EXERCISABLE/       EXERCISABLE/
                  NAME                         (#)           ($)        UNEXERCISABLE      UNEXERCISABLE
-----------------------------------------  -----------     --------     -------------     ---------------
Salvatore Giordano.......................         --             --         647,314 E       1,692,049 E
                                                                            120,000 U         157,500 U
Sal Giordano, Jr. .......................         --             --         709,066 E       1,796,041 E
                                                                          1,057,500 U       3,341,156 U
Robert L. Laurent, Jr. ..................         --             --         380,592 E         871,548 E
                                                                             60,000 U          78,750 U
Kent E. Hansen...........................    175,000        441,656          30,000 E          84,375 E
                                                                             20,000 U          26,250 U
Gary J. Nahai............................         --                         40,262 E         104,315 E
                                                                             15,000 U          19,688 U

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of three directors who are not officers or employees of the Company (Howard S. Modlin, William J. Brennan, and Anthony E. Puleo). The Committee submitted a plan to the Company's Board of Directors (the "Board") for the Fiscal Year which was approved by the Board on December 17, 1996.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In determining the total compensation package for the chief executive officer and all other executive officers for the Fiscal Year, the Committee considered several factors including: the performance of the Company; the individual contribution of each executive officer; the need to attract and retain highly qualified executives in the air conditioning industry necessary to build long-term stockholder value; and the need to link a portion of each executive officer's long-term capital accumulation to the growth in the market value of the Company's Common Stock. Executive compensation was broken down into three major components (i) cash compensation, (ii) incentive bonuses, and (iii) stock options.

     Cash compensation for the Fiscal Year is shown on the Summary Compensation Table. For the Fiscal Year, the Committee recommended and the Board adopted the same plan it used to compensate its executives in fiscal year 1996 by applying certain percentages against earnings of the Company before income taxes, plus net interest expense and depreciation and amortization minus $1,000,000 ("EBITDA"). The awards under the plan (the "Executive Plan") are based heavily upon the performance of the Company. In accordance with the terms of the Executive Plan, the executive officers designated by the Board may receive incentive awards based upon a prescribed formula. The amount of the awards for the Fiscal Year range from 0.13% to 1.0% of EBITDA. With respect to the individuals named in the Summary Compensation Table, the following percentages of EBITDA have been designated: Mr. Salvatore Giordano 1.0%; Mr. Sal Giordano, Jr. 1.0%; Mr. Robert L. Laurent, Jr. 0.5%, and Mr. Kent E. Hansen 0.13%. Under the Executive Plan, the following awards were made for Fiscal Year performance:
Mr. Salvatore Giordano $412,320; Mr. Sal Giordano, Jr. $412,320; Mr. Robert L. Laurent, Jr. $206,160; and Mr. Kent E. Hansen $51,540. Mr. Gary J. Nahai, President, Fedders International, Inc. qualifies for incentive remuneration under a separate plan. Applying the terms of his plan, Mr. Nahai earned an incentive award of $16,875.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Howard S. Modlin -- Chairman
                                          William J. Brennan
                                          Anthony E. Puleo

EMPLOYMENT CONTRACTS

     SALVATORE GIORDANO. Mr. Salvatore Giordano has an Employment Agreement with the Company, which became effective on March 23, 1993, and was amended in August 1996 to take into account the merger of NYCOR, Inc. into the Company. The material provisions of the Agreement include: (1) an annual base salary of at least $482,000, payable in equal semi-monthly installments; (2) annual participation in all compensatory plans and arrangements of the Company no less favorable than the fiscal year 1993 plans including, but not limited to, a bonus not less than the amount of the fiscal year 1993 bonus (none was paid), and continuing eligibility to be awarded stock options; (3) reimbursement for all expenses incurred while on Company related business; and (4) annual consideration for base salary and plan participation increases, if deemed justified by the Company. The Agreement has a stated expiration date of March 23, 2003, but the term of the Agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided in the Agreement, such as permanent disability or death. During the Fiscal Year, the Company amortized the estimated present value of future non-salary benefits payable under the Agreement based upon certain assumptions, in the amount of $480,000.

     SAL GIORDANO, JR. In order to assure the services of Mr. Sal Giordano, Jr. through age 65, the Board of Directors offered Mr. Giordano a comprehensive employment agreement for a term of six (6) years. Mr. Giordano accepted the Company's offer and effective October 1, 1997 entered into an Employment Agreement with the Company which expires on September 30, 2003. The material provisions of the Agreement include: (1) an annual base salary of at least $579,750 payable in accordance with the Company's usual payroll practices for officers of the Company, which is reviewable annually and subject to increase;
(2) eligibility to receive an annual bonus of not less than 1% of the Company's EBITDA, (1) and (2) above being the same level of compensation as Mr. Giordano received during the Fiscal Year; (3) an award of 300,000 restricted shares of the Company's Class A Stock which shall be held by the Company until January 1, 2004, with the provision that, under certain circumstances, this stock award may be forfeited by Mr. Giordano; (4) a one-time signing bonus of $2,000,000 to be contributed to Mr. Giordano's account under the Company's supplementary retirement plan, which will vest at the rate of one-sixth per year; and (5) real estate financing in an amount not to exceed $4 million or alternatively, the provision of housing, furnishing and maintenance in the State of New Jersey, comparable to Mr. Giordano's current residence.

PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with returns on the New York Stock Exchange Composite Index, and stocks included in the "Home Appliance" category by The Value Line Investment Survey.

                               comparision graph

      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Company engaged BDO Seidman, LLP ("BDO") as its independent auditors as of May 23, 1995. Prior to this engagement, BDO performed audits on the Company's pension plans for the plan years ended October 31 and December 31, 1993. BDO has served as the Company's independent auditors for each of the last three (3) fiscal years.

     On recommendation of the Audit Committee, the Board of Directors appointed the firm of BDO, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 1998, subject to ratification by the Company's Stockholders at the Annual Meeting. BDO does not have any direct financial interest in the Company.

     Representatives of BDO are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by Stockholders and may make a statement, if they so choose.

                  STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

     If any Stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by the Company, P.O. Box 813, Liberty Corner, NJ 07938 on or before July 15, 1998.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Company. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Company's regular employees in the total approximate number of five. Solicitations will be made by mail and may also be made by telegram, telephone and in person and by W.F. Doring & Co., for estimated professional fees of $1,500.

                                          By order of the Board of Directors

                                          KENT E. HANSEN
                                          Secretary

Dated: November 14, 1997
Liberty Corner, New Jersey

                                 DIRECTIONS TO

                              SOMERSET HILLS HOTEL
                            200 LIBERTY CORNER ROAD
                                WARREN, NJ 07060
                                 (908) 647-6700

     The Somerset Hills Hotel is located directly north of Interstate 78 at Exit 33, and minutes away from Interstate 287 by automobile. Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Hotel.

                                      MAP

                                    PROXY



                             FEDDERS CORPORATION

          PROXY - Annual Meeting of Stockholders - December 16, 1997
                Solicited on behalf of the Board of Directors


     The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints SALAVATORE GIORDANO, SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on Tuesday, December 16, 1997 at 10:30 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends the following for Director - Slavatore Giordano, Sal Giordano, Jr., Joseph Giordano, Howard S. Modlin, Clarence Russel Moll, William J. Brennan, Anthony E. Puleo, S.A. Muscarnera and C.A. Keen.

     A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof (or if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be, entitled to vote heretofore given to any persons, other than the persons named above, is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated November 14, 1997.

 IMPORTANT - This proxy is continued and is to be signed on the reverse side.


                               SEE REVERSE SIDE

                                Directions to



                             Somerset Hills Hotel
                           200 Liberty Corner Road
                               Warren, NJ 07059
                                (908) 647-6700



    The Somerset Hills Hotel is located directly north of Interstate 78 at
         Exit 33, and minutes away from Interstate 287 by automobile.
          Newark International Airport is less than 35 minutes away, and New York City is within an hour's commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven miles from the Hotel.





                                 DETACH HERE



[X] Please mark votes as in this example

        Unless you specify, the Proxy will be voted FOR items 1 and 2

                 ______________________________________________
                  Directors recommend a vote FOR items 1 and 2
                 ______________________________________________


                                                          FOR  AGAINST  ABSTAIN
1. Election of Directors         2. Ratification of the   [ ]    [ ]      [ ]
   for a term of one year.           appointment of BDO
   Nominees: Salvatore Giordano,     Seidman, LLP as the
   Sal Giordano, Jr., Joseph         Company's independent
   Giordano, Howard S. Modlin,       Auditors.
   Clarence Russel Moll, William
   J. Brennan, Anthony E. Puleo
   S.A. Muscarnera, C.A. Keen

    [ ]  FOR      [ ] WITHHELD
         ALL          FROM ALL
       NOMINEES       NOMINEES


[ ]______________________________________
   For all nominees except as noted above


                                              MARK HERE FOR ADDRESS CHANGE  [ ]
                                              AND NOTE AT LEFT

                                              NOTE: The Proxy, Properly filled
                                              in, dated and signed, should be
                                              returned immediately in the
                                              enclosed post-paid envelope to
                                              Proxy Department, Boston
                                              EquiServe, P.O. Box 9381, Boston,
                                              Massachusetts 02105. If a signer
                                              is a corporation, sign in full
                                              the corporate name by a duly
                                              authorized officer. Attorneys,
                                              executors, administrators,
                                              trustees or guardians should sign
                                              full name and mark as such.


Signature:___________ Date ___, 1997    Signature: ____________ Date:_____, 1997